UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2023

ADEIA INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-39304	84-4734590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, including Zip Code)

(408) 473-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	ADEA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 6, 2023, Adeia Inc. (the “Company” or “Adeia”) announced its financial results for the third quarter ended September 30, 2023. A copy of the Company’s press release announcing these financial results and other information regarding its financial condition is attached hereto as Exhibit 99.1 to this Form 8-K.

The information in Item 2.02 of this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.02 Election of Directors.

Board of Directors

On November 3, 2023, the Board approved effective immediately to increase the size of the Board from six (6) directors to seven (7) directors and to appoint Phyllis Turner-Brim to the Board as an independent director. Ms. Turner-Brim is currently Senior Vice President and Deputy General Counsel for Products, Services and Brand Security at HP Inc. (“HP”) where she leads legal for HP’s Personal Systems, Print, Workforce Solutions, 3D Print and Incubation business units. Ms. Turner-Brim previously served as HP’s Senior Vice President and Deputy General Counsel for Innovation and Brand Protection where she led HP’s global intellectual property function, including IP sales and licensing, patent development, strategy, enforcement and anti-counterfeiting. Prior to HP, Ms. Turner-Brim was the Vice President, Assistant General Counsel for Starbucks, where she was the legal executive at the intersection of IP and technology. Prior to Starbucks, she was Vice President, Chief IP Counsel for Intellectual Ventures where she led legal teams responsible for outbound licensing, strategic patent prosecution, patent acquisitions/divestitures and IP policy initiatives. She has held similar roles with Intermec Technologies Corp. (now Honeywell), Walmart Stores Inc. and Cabot Microelectronics Corp. Ms. Turner-Brim graduated from the University of Cincinnati with a Juris Doctor degree and the Illinois Institute of Technology with a Bachelor of Science degree in chemical engineering.

Director Compensation

In connection with her appointment to the Board, Ms. Turner-Brim will participate in Adeia’s non-employee director compensation program. Pursuant to the program, Adeia will pay Ms. Turner-Brim, as a non-employee director, the pro rata portion of an annual retainer of $50,000, payable in equal quarterly installments over the course of each year of her service on the Board. Adeia will also reimburse Ms. Turner-Brim for reasonable expenses related to Board or committee meetings. Ms. Turner-Brim will receive restricted stock units covering shares of Adeia’s common stock under its stockholder-approved equity plan. The number of shares of common stock subject to the restricted stock unit award will be determined by dividing (1) $105,902 by (2) the fair market value per share of Adeia’s common stock on the date of grant, which will be November 8, 2023. This amount represents the pro-rated amount of the annual grant made to non-employee directors under the Company’s non-employee director compensation program. Ms. Turner-Brim’s grant will vest on the earlier to occur of the first anniversary of the date of grant or the next annual meeting of the stockholders.

A copy of the Company’s press release announcing the appointment to the Board of Ms. Turner-Brim is attached hereto as Exhibit 99.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 6, 2023

99.2	Press Release dated November 6, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2023	ADEIA INC.

	By:	/s/ Keith A. Jones
	Name:	Keith A. Jones

	Title:	Chief Financial Officer